Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of
JNL Series Trust:

In planning and performing our audits of the financial statements (consolidated, where applicable) of each series within JNL Series Trust including JNL/AB Dynamic Asset Allocation Fund, JNL/AQR Large Cap Relaxed Constraint Equity Fund, JNL/AQR Managed Futures Strategy Fund, JNL/BlackRock Global Allocation Fund, JNL/BlackRock Large Cap Select Growth Fund, JNL/BlackRock Global Natural Resources Fund, JNL/Boston Partners Global Long Short Equity Fund, JNL/Brookfield Global Infrastructure and MLP Fund, JNL/Causeway International Value Select Fund, JNL/ClearBridge Large Cap Growth Fund (commenced operations September 25, 2017), JNL/Crescent High Income Fund (commenced operations April 25, 2016), JNL/DFA U.S. Core Equity Fund, JNL/DoubleLine Core Fixed Income Fund, JNL/DoubleLine Emerging Markets Fixed Income Fund (commenced operations April 25, 2016), JNL/DoubleLine Shiller Enhanced CAPE Fund, JNL/FPA + DoubleLine Flexible Allocation Fund, JNL/Franklin Templeton Global Fund, JNL/Franklin Templeton Global Multisector Bond  Fund, JNL/Franklin Templeton Income Fund, JNL/Franklin Templeton International Small Cap Growth Fund, JNL/Franklin Templeton Mutual Shares Fund, JNL/Goldman Sachs Core Plus Bond Fund, JNL/Goldman Sachs Emerging Markets Debt Fund, JNL/GQG Emerging Markets Equity Fund (commenced operations September 25, 2017), JNL/Harris Oakmark Global Equity Fund,JNL/Invesco China-India Fund, JNL/Invesco Diversified Dividend Fund (commenced operations September 25, 2017), JNL/Invesco Global Real Estate Fund, JNL/Invesco International Growth Fund, JNL/Invesco Mid Cap Value Fund, JNL/Invesco Small Cap Growth Fund, JNL/JPMorgan MidCap Growth Fund, JNL/JPMorgan U.S. Government & Quality Bond Fund, JNL/Lazard Emerging Markets Fund, JNL/Mellon Capital Consumer Staples Sector Fund (commenced operations September 25, 2017), JNL/Mellon Capital Emerging Markets Index Fund, JNL/Mellon Capital European 30 Fund, JNL/Mellon Capital Industrials Sector Fund (commenced operations September 25, 2017), JNL/Mellon Capital Materials Sector Fund (commenced operations September 25, 2017), JNL/Mellon Capital Pacific Rim 30 Fund, JNL/Mellon Capital Real Estate Sector Fund (commenced operations September 25, 2017), JNL/Mellon Capital S&P 500 Index Fund, JNL S&P 500 Index Fund (commenced operations September 25, 2017), JNL/Mellon Capital S&P 400 MidCap Index Fund, JNL/Mellon Capital S&P 1500 Growth Index Fund (commenced operations September 25, 2017), JNL/Mellon Capital S&P 1500 Value Index Fund (commenced operations September 25, 2017), JNL/Mellon Capital Small Cap Index Fund, JNL/Mellon Capital International Index Fund, JNL/Mellon Capital MSCI KLD 400 Social Index Fund (commenced operations April 24, 2017), JNL/Mellon Capital Bond Index Fund, JNL/Mellon Capital Utilities Sector Fund, JNL/MFS Mid Cap Value Fund, JNL Multi-Manager Alternative Fund, JNL Multi-Manager Mid Cap Fund (commenced operations September 19, 2016), JNL Multi-Manager Small Cap Growth Fund, JNL Multi-Manager Small Cap Value Fund, JNL/Neuberger Berman Strategic Income Fund, JNL/Oppenheimer Emerging Markets Innovator Fund, JNL/Oppenheimer Global Growth Fund,JNL/PIMCO Income Fund (commenced operations September 25, 2017), JNL/PIMCO Real Return Fund, JNL/PPM America Floating Rate Income Fund, JNL/PPM America High Yield Bond Fund, JNL/PPM America Mid Cap Value Fund, JNL/PPM America Small Cap Value Fund, JNL/PPM America Total Return Fund, JNL/PPM America Value Equity Fund, JNL/S&P Competitive Advantage Fund, JNL/S&P Dividend Income & Growth Fund, JNL/S&P International 5 Fund, JNL/S&P Intrinsic Value Fund, JNL/S&P Mid 3 Fund, JNL/S&P Total Yield Fund, JNL/Scout Unconstrained Bond Fund, JNL/T. Rowe Price Established Growth Fund, JNL/T. Rowe Price Mid-Cap Growth Fund, JNL/T. Rowe Price Short-Term Bond Fund, JNL/T. Rowe Price Value Fund, JNL/Vanguard Growth Allocation Fund (commenced operations September 25, 2017), JNL/Vanguard Moderate Allocation Fund (commenced operations September 25, 2017), JNL/Vanguard Moderate Growth Allocation Fund (commenced operations September 25, 2017), JNL/Westchester Capital Event Driven Fund, JNL/WMC Balanced Fund, JNL/WMC Government Money Market Fund, JNL/WMC Value Fund within the JNL Series Trust Sub-advised financial statement and JNL/American Funds Balanced Fund, JNL/American Funds Blue Chip Income and Growth Fund, JNL/American Funds Global Bond Fund, JNL/American Funds Global Small Capitalization Fund, JNL/American Funds Growth-Income Fund, JNL/American Funds International Fund, JNL/American Funds New World Fund, JNL/Vanguard Capital Growth Fund (commenced operations September 25, 2017), JNL/Vanguard Equity Income Fund (commenced operations September 25, 2017), JNL/Vanguard International Fund (commenced operations September 25, 2017), JNL/Vanguard Small Company Growth Fund (commenced operations September 25, 2017), JNL Institutional Alt 25 Fund, JNL Institutional Alt 50 Fund, JNL/American Funds Moderate Growth Allocation Fund, JNL/American Funds Growth Allocation Fund, JNL/DFA Growth Allocation Fund (commenced operations April 24, 2017), JNL/DFA Moderate Growth Allocation Fund (commenced operations April 24, 2017), JNL Moderate Growth Allocation Fund, JNL Growth Allocation Fund, JNL Aggressive Growth Allocation Fund, JNL/Franklin Templeton Founding Strategy Fund, JNL/Mellon Capital 10 x 10 Fund, JNL/Mellon Capital Index 5 Fund, JNL/S&P 4 Fund, JNL/Vanguard Global Bond Market Index Fund (commenced operations September 25, 2017), JNL/Vanguard International Stock Market Index Fund (commenced operations September 25, 2017), JNL/Vanguard U.S. Stock Market Index Fund (commenced operations September 25, 2017), JNL/MMRS Conservative Fund, JNL/MMRS Growth Fund, JNL/MMRS Moderate Fund, JNL/S&P Managed Conservative Fund, JNL/S&P Managed Moderate Fund, JNL/S&P Managed Moderate Growth Fund, JNL/S&P Managed Growth Fund and JNL/S&P Managed Aggressive Growth Fund within the JNL Series Trust Fund of Funds and Master Feeder Funds financial statements (the "Funds"), as of and for the years or periods ended December 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and Board of Trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, which we consider to be a material weakness as defined above as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of JNL Series Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP
Chicago, Illinois
February 23, 2018